5             Opinion re: legality

                                 WEED & Co. L.P.
                         4695 MacArthur Court, Suite 530
                         Newport Beach, California 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087


                               September 23, 1999



Board of Directors
LVPS MicroFacility, Inc.
7755 Center Avenue, 11th Floor
Huntington Beach, California 92647

         RE: Opinion of Counsel

Greetings:

         I have acted as counsel to LVPS MicroFacility, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 625,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to be sold by the Company upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2 (the "Registration Statement").

         In connection therewith, I have examined copies of the Company's Certificate of Incorporation, Bylaws, the corporate proceedings with respect to the offering of shares, and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contacted herein. In such examination, I have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

         Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares to be sold by the Company by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         This opinion is for the benefit of the Company and this opinion may not be relied upon in any manner whatsoever by any other person or entity.

Very truly yours,


/s/  Richard O. Weed
------------------------
     Richard O. Weed

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